INDEPENDENT AUDITORS' CONSENT

The Board of Directors
GST Telecommunications, Inc.

We consent to the use of our report, dated February 25, 1998, incorporated by reference in the Registration Statement on Form S-3, dated May 12, 1998, of GST Telecommunications, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG Peat Marwick LLP

Portland, Oregon
May 12, 1998